                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of The Stride Rite Corporation:


We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 2-76795, 2-85041, 33-19562 and 33-54439) of The Stride
Rite Corporation of our reports dated January 19, 1995 on our audits of the consolidated financial statements and financial statement schedules of The Stride Rite Corporation as of December 2, 1994 and December 3, 1993 and for the years ended December 2, 1994, December 3, 1993 and November 27, 1992 which reports are included or incorporated by reference in this Annual Report on Form 10-K.



                                               /s/ Coopers & Lybrand L.L.P.
                                               COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 24, 1995